IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF NORTH CAROLINA

WILLIAM DOUGLAS WRIGHT and	)
JUDY WOODALL,	)
)
Plaintiffs,	)
	)	Case No. 1:04CV832
vs.	)
)
KRISPY KREME DOUGHNUTS, INC, et al.,	)
)
Defendants.	)
)

ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

     WHEREAS, a derivative action is pending before the Court entitled Wright, et al. vs. Krispy Kreme Doughnuts, Inc, et al., Case No. No. 1:04-CV-00832 (the “Action”); and

     WHEREAS, the Court has received the Stipulation and Agreement of Settlement with Defendant Scott Livengood dated as of December 9, 2009 (the “Stipulation”), that has been entered into by the Settling Parties, and the Court has reviewed the Stipulation and its attached Exhibits; and

     WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23.1 for an order preliminarily approving the Settlement of the Action, in accordance with the Stipulation which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement of the Action and for dismissal of the Action with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

     WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation;

     NOW, THEREFORE, IT IS HEREBY ORDERED:

     1. The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein, subject to further consideration at the Settlement Hearing described below.

     2. A hearing (the “Settlement Hearing”) shall be held before this Court on February 24, 2010, at 10:00 a.m. in Courtroom Number 1 of the Hiram H. Ward Federal Building, Winston-Salem, North Carolina, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Lead Plaintiffs, Krispy Kreme, and Krispy Kreme shareholders, and should be approved by the Court; whether a Judgment as provided in ¶¶ 1.9 and 3.2 of the Stipulation should be entered herein; and to determine whether the Fees and Expenses Award is fair and reasonable. The Court may adjourn the Settlement Hearing without further notice to Krispy Kreme shareholders.

     3. The Court approves, as to form and content, the Notice of Proposed Settlement of Derivative Action (the “Notice”) and finds that the publication of the Notice in the manner set forth in this paragraph meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and shall constitute due and sufficient notice to Krispy Kreme shareholders, provided that:

          (a) Krispy Kreme shall cause a copy of the Derivative Notice substantially in the form annexed as Exhibit B to the Stipulation to be released on Business Wire and filed on Form 8-K with the U.S. Securities and Exchange Commission on or before December 23, 2009; and

          (b) At least seven (7) calendar days prior to the Settlement Hearing, counsel for Krispy Kreme shall cause to be served on Derivative Counsel and filed with the Court proof, by affidavit or declaration, of such filing.

     4. Any current Krispy Kreme shareholder may enter an appearance in the Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Derivative Counsel and the Special Committee.

     5. Current Krispy Kreme shareholders may appear and show cause, if he, she, or it has any reason why the Settlement of the Action should or should not be approved as fair to Krispy Kreme and its shareholders, or why a Judgment should or should not be entered thereon; provided, however, that no current Krispy Kreme shareholder shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that person has delivered by hand or sent by first class mail written objections and copies of any papers and briefs such that they are received on or before February 1, 2010, by: Eric L. Zagar, Esquire, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road Radnor, PA 19087 and J. Donald Cowan, Jr., Ellis & Winters, 333 N. Greene Street, Suite 200, Greensboro, NC 27401, and filed said objections, papers and briefs with the Clerk of the United States District Court for the Middle District of North Carolina, on or before February 1, 2010. Any current Krispy Kreme shareholder who does not make his, her, or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the adequacy of the proposed Settlement as set forth in the Stipulation, unless otherwise ordered by the Court.

     6. All papers in support of the Settlement and the Fees and Expenses Award shall be filed and served seven (7) calendar days before the Settlement Hearing.

     7. Livengood shall not have any responsibility for or liability with respect to any application for attorneys’ fees and/or reimbursement of expenses submitted by Derivative Counsel.

     8. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Livengood, Krispy Kreme, or Krispy Kreme shareholders of the truth of any of the allegations in the Action, or of any liability, fault, or wrongdoing of any kind.

     9. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to Krispy Kreme shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Krispy Kreme shareholders.

     This, the 23 day of December, 2009.

Submitted by,

CONNORS MORGAN SINOZICH

/S/ S. RANCHOR HARRIS, III
(N.C. State Bar #21022)
609B Eugene Court
Greensboro, NC 27401
Telephone: (336) 333-7901
Facsimile: (336) 333-7909

Liaison Counsel

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
ERIC L. ZAGAR

/s/ ERIC L. ZAGAR
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (610) 667-7056

MURRAY, FRANK & SAILER LLP
/s/ MARVIN L. FRANK
275 Madison Avenue, Suite 801
New York, NY 10016
Telephone: (212) 682-1818
Facsimile: (212) 682-1892

THE LAW OFFICES OF BRUCE G. MURPHY
/s/ BRUCE G. MURPHY
265 Llwyd’s Lane
Vero Beach, FL 32963

Counsel for Lead Plaintiffs

WILSON SONSINI GOODRICH & ROSATI, P.C.
/S/ JEROME F. BIRN, JR.
650 Page Mill Road
Palo Alto, CA 94304
Telephone: (650) 493-9300
Facsimile: (650) 493- 6811

KILPATRICK STOKTON LLP
/s/ JAMES A. KELLY, JR. (NC State Bar No. 2499)
W. MARK CONGER (NC State Bar No. 18141)
1001 West Fourth Street
Winston-Salem, NC 27101-2400
Telephone: (336) 607-7300
Facsimile: (336) 607-7500

Attorneys for Krispy Kreme Doughnuts, Inc.

WEIL, GOTSHAL & MANGES LLP
JOSEPH S. ALLERHAND
STEPHEN A. RADIN
ROBERT F. CARANGELO
CAITLYN M. CAMPBELL
/s/ STEPHEN A. RADIN
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

ELLIS & WINTERS
/s/ J. DONALD COWAN, JR.
333 N. Greene Street
Suite 200
Greensboro, NC 27401
Telephone: (336) 217-4193
Facsimile: (336) 217-4198

Attorneys for Special Committee of Krispy Kreme Doughnuts, Inc.

GIBSON DUNN & CRUTCHER
WAYNE A. SCHRADER
/s/ WAYNE A. SCHRADER
1050 Connecticut Avenue, N.W.
Washington, DC 20036
Telephone: (202) 955-8556
Facsimile: (202) 530-9592

TUGGLE DUGGINS & MESCHAN, P.A.
/s/ KENNETH J. GUMBINER
P.O. Box 2888
228 West Market Street
GREENSBORO, NC 27402
Telephone: (336) 378-1431
Facsimile: (336) 274-6590

Attorneys for Defendant Scott A. Livengood